Exhibit 10.1

ELEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Eleventh Amendment to the Employment Agreement is effective the 21st day of November, 2008 (the “Eleventh Amendment”), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the "Company"), and A. L. GIANNOPOULOS, whose address is 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289 (hereinafter referred to as the “Executive”).

WHEREAS, the Executive and the Company entered into an Employment Agreement dated June 1, 1995, as amended (the agreement as amended hereinafter referred to as the “Agreement”); and

WHEREAS, the parties hereto would like to amend the Agreement pursuant to this Eleventh Amendment.

NOW, THEREFORE, the Company and the Executive, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:

1. Section 3 of the Agreement, captioned “Term”, shall be deleted in its entirety and the following new language inserted in lieu thereof:

“The term of this Agreement shall commence upon the day and year first above written (“Commencement Date”) and shall continue until June 30, 2014, unless sooner terminated, as provided herein.”

2. Section 4 of the Agreement, captioned “Salary”, is amended by appending to the existing salary chart the following new rows:

Period	Salary
July 1, 2011 through June 30, 2012	$2,000,000
July 1, 2012 through June 30, 2013	$2,000,000
July 1, 2013 through June 30, 2014	$2,000,000

3. Section 5 of the Agreement, captioned “Bonuses”, is amended by appending to the existing bonus chart the following new rows:

Fiscal Year Ending	Target Bonus
June 30, 2012	$1,000,000
June 30, 2013	$1,500,000
June 30, 2014	$2,000,000

4. The first paragraph of Section 16(c)(3) of the Agreement shall be deleted in its entirety and the following new language inserted in lieu thereof:

“Payment Upon Termination By The Company. If the Company terminates the Executive's employment for any reason other than Good Cause, the Executive shall be entitled to receive from the Company and the Company shall pay to the Executive in one lump sum, within fifteen (15) days following the Executive's termination of employment, all of the salary and Target Bonus payments provided for in Sections 4 and 5 of this Agreement for the period beginning on the date of the Executive's termination of employment and ending on June 30, 2014.”

5. The first paragraph of Section 16(c)(4) of the Agreement shall be deleted in its entirety and the following new language inserted in lieu thereof:

“Payment Upon Termination By The Executive. If the Executive terminates his employment with the Company for Good Reason, he shall be entitled to receive from the Company and the Company shall pay to the Executive in one lump sum, within fifteen (15) days following the date of the Executive's termination of employment, all of the salary and Target Bonus payments provided for in Sections 4 and 5 of this Agreement for the period beginning on the date of the Executive's termination and ending on June 30, 2014.”

6. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Eleventh Amendment as of the dates indicated below, the effective date of this Eleventh Amendment being the 21st day of November, 2008.

COMPANY:
ATTEST:	MICROS SYSTEMS, INC.

	By:	(SEAL)
John G. Puente
Chairman, Compensation Committee
[Corporate Seal]
EXECUTIVE:
WITNESS:

A. L. GIANNOPOULOS